Exhibit 99(ii)

ASIA8, INC.

(A Development Stage Company)

PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

December 31, 2006

Unaudited - Prepared by Management

The information presented below is for informational purposes only and is not necessarily indicative of the actual results that would have occurred had the acquisition been consummated as at December 31 2006, nor are they necessarily indicative of future operating results under the ownership and management of the Corporation.

Exhibit 99(ii)

ASIA8, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

		Furukawa	Trident	Atomix			Adjusted
	Asia8	Cranes	Tri-Car	Boats	Combined	Pro Forma	ProForma
	as of December 31, 2006				Totals	Adjustments	Totals
ASSETS
Current Assets:
Cash	$ 545	$ -	$ -	$ -	$ 545	$ -	$ 545
Accounts receivable	-	-	-	-	-	-	-
Total Current Assets	545	-	-	-	545	-	545
Fixed Assets, Net:	1,530	415,000	-	-	416,530	-	416,530
Other Assets
Other receivables	101,500	-	-	-	101,500	-	101,500
Deposits	4,360	-	-	-	-	-	-
Equity investment	2,439,776	-	-	-	2,439,776	-	2,439,776
Other investments	6,480	-	-	-	6,480	224,000	230,480
Notes receivable	900,000	-	-	-	900,000	-	900,000
Total Other Assets	3,452,116	-	-	-	3,452,116	224,000	3,676,116
TOTAL ASSETS	$ 3,454,191	$ 415,000	$ -	$ -	$ 3,869,191	$ 224,000	$ 4,093,191
LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$ 44,706	$ 128,000	$ 65,000	$ 96,000	$ 333,706	$ -	$ 333,706
Notes payable	948,400	415,000	-	-	1,363,400	-	1,363,400
Notes payable - related party	-	-	-	-	-	-	-
Total Current Liabilities	993,106	543,000	65,000	96,000	1,697,106	-	1,697,106
Long-Term Liabilities:
Other long-term liabilities	-	-	-	-	-	-	-
Total Long-Term Payables	-	-	-	-	-	-	-
Total Liabilities	993,106	543,000	65,000	96,000	1,697,106	-	1,697,106
Stockholders' Equity:
Common stock	20,948	-	-	-	20,948	-	22,348
					-	800
					-	600
Additional paid-in capital	2,877,552	-	-	-	2,877,552	-	3,100,152
						127,200
						95,400
Retained earnings (deficit)	(437,415)	(128,000)	(65,000)	(96,000)	(726,415)	-	(726,415)
						-
Total Stockholders' Equity	2,461,085	(128,000)	(65,000)	(96,000)	2,172,085	224,000	2,396,085

TOTAL LIABILITIES AND STOCK-
HOLDERS' EQUITY (DEFICIT)	$ 3,454,191	$ 415,000	$ -	$ -	$3,869,191	$ 224,000	$ 4,093,191

Exhibit 99(ii)

ASIA8, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

							Pro-Forma
		Furukawa	Trident	Atomix			Adjusted
	Asia8	Cranes	Tri-Car	Boats	Combined		Combined
	for the Year Ended December 31, 2006				Totals	Adjustments	Totals

REVENUES

Sales revenue	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Other revenue	-	-	-	-	-	-	-

Total Revenues	-	-	-	-	-	-	-

COST OF SALES	-	-	-	-	-	-	-

GROSS PROFIT	-	-	-	-	-	-	-

OPERATING EXPENSES

General and administrative	229,168	128,000	65,000	96,000	518,168	-	518,168
Depreciation and amortization	6,674	-	-	-	6,674	-	6,674

Total Costs and Expenses	235,842	128,000	65,000	96,000	524,842	-	524,842

OPERATING INCOME (LOSS)	(235,842)	(128,000)	(65,000)	(96,000)	(524,842)	-	(524,842)

OTHER INCOME (EXPENSE)

Income from equity investment	500,223	-	-	-	500,223	-	500,223
Other expenses	-	-	-	-	-	-	-

Total Other Income (Expense)	500,223	-	-	-	500,223	-	500,223

NET INCOME (LOSS)	$ 264,381	$ (128,000)	$ (65,000)	$ (96,000)	$ (24,619)	$ -	$ (24,619)

Exhibit 99(ii)

Asia 8, Inc. (A Development Stage Company)
Notes to Pro Forma Consolidated Financial Statements
December 31, 2006
Unaudited - Prepared by Management

1.	Proposed Arrangement and Basis of Presentation

The accompanying pro forma consolidated financial statements have been compiled for purposes of inclusion in the 8K filing by Asia 8, Inc. (the “Company”) relating to the entrance into the distribution agreements with Unic Cranes (manufactured by Furukawa Co., Ltd), Trident Tri-Car, and Atomix Boats.

The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company. The unaudited balance sheet of Company as at December 31, 2006 and the unaudited statement of operations of Company for the year ended December 31, 2006 were used in the preparation of the pro forma consolidated financial statements as at December 31, 2006 and for the year then ended.

2.	Pro Forma Adjustments

The pro forma consolidated financial statements for the year ended December 31, 2006 have been prepared assuming that the entrance into the distribution agreements had occurred on December 31, 2006.

Management has made the requisite pro forma adjustments.

3.	Pro Forma Loss for the Period

The pro forma consolidated loss for the period is not necessarily indicative of the results of operations that would have been attained had the entrance into the distribution agreements taken place as at December 31, 2006 and does not purport to be indicative of the effects that may be expected to occur in the future.